EXHIBIT 5.5

August 20, 2007

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name and reports, and the information derived from our reports evaluating P&NG Reserves in Certain Properties of Canetic Resources Trust, as described or incorporated by reference in Canetic Resources Trust’s Registration Statement on Form F-I 0, filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Yours truly,

AJM Petroleum Consultants

Signed by: “J. R. Rosales”
J. R. (Rene) Rosales, P. Eng.
Vice President

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1400,734-7 Avenue S.W. Calgary, AB Canada T2P 3P8 / phone (403) 232-6600 / fax (403) 265-0862 / www.ajma.net